Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 33-163030) and Form S-8 (File No. 2-77475, File No. 2-90698, File No. 33-7018, File No. 33-14179, File No. 33-32140, File No. 33-32141, File No. 33-33614, File No. 33-38674, File No. 33-38675, File No. 33-51683, File No. 33-51685, File No. 33-57457, File No. 33-57459, File No. 33-65245, File No. 33-65247, File No. 333-48363, File No. 333-48341, File No. 333-71455, File No. 333-30972, File No. 333-54230, File No. 333-75734, File No. 333-102051, File No. 333-106163, File No. 333-111814, File No. 333-121379, File No. 333-147977, File No. 333-153548, File No. 333-152426 and File 333-160915) pertaining to the STI 2000 Stock Option Plan, 2001 Stock Plan, 1999 Stock Plan, 1993 Employees’ Stock Purchase Plan, 1995 LTX (Europe) Ltd. Approved Stock Option Plan, 1990 Stock Option Plan, 1990 Incentive Stock Option Plan, 1990 Employees’ Stock Purchase Plan, 1983 Employees’ Stock Purchase Plan, 1983 Non-Qualified Stock Option Plan, 1981 Incentive Stock Option Plan, 2004 Employee Stock Purchase Plan, 2004 Stock Plan, Credence Systems Corporation 2005 Stock Incentive Plan and Amended and Restated LTX-Credence Corporation 2004 Employee Stock Purchase Plan of LTX-Credence Corporation) of LTX-Credence Corporation of our reports dated October 14, 2010, relating to the 2010 consolidated financial statements, and the effectiveness of LTX-Credence Corporation’s internal control over financial reporting as of July 31, 2010, which appear in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated October 14, 2010 relating to the financial statement schedule, which appears in this Form 10-K.

/s/ BDO USA, LLP

Boston, Massachusetts

October 14, 2010